Exhibit 99.1

NEWS RELEASE

Nasdaq CEO Adena T. Friedman to Assume Additional Role as Chair of the Nasdaq Board of Directors

Michael R. Splinter appointed Lead Independent Director

NEW YORK, December 19, 2022 — Nasdaq, Inc. (Nasdaq: NDAQ) announced today its Board of Directors has unanimously elected Adena T. Friedman to the role of Chair of the Board of Directors, effective January 1, 2023, in addition to her current position as Chief Executive Officer of the company. Friedman succeeds Michael R. Splinter, who has been elected Lead Independent Director.

Friedman has served as President and CEO of Nasdaq and a member of the Board of Directors since January 2017. In this expanded role, Friedman will continue to drive forward the execution of Nasdaq’s long-term strategy and vision toward becoming the trusted fabric of the world’s financial system. She will also lead the work to set the board agenda, leveraging her deep understanding of Nasdaq’s business and operations to identify key opportunities as well as risk mitigation strategies for the Board’s review. As Lead Independent Director, Splinter will retain significant responsibilities, including approving meeting agendas and schedules, overseeing CEO and Board performance evaluations, and calling meetings of the independent directors or the Board as appropriate.

“Adena is incredibly deserving of this appointment to Chair. As Nasdaq’s CEO, she has successfully led the company in a new strategic direction, accelerating Nasdaq’s evolution to a global technology company that serves the world’s financial markets. Under her leadership, the company has consistently delivered outstanding operational and financial performance and shareholder returns,” said Michael R. Splinter. “The Board strongly supports the new strategic vision Adena has set out for Nasdaq. We believe that joining the CEO and Chair roles enables us to be even better placed to execute on Nasdaq’s vision to become the trusted fabric of the world’s financial system.”

“I am honored to take on the additional responsibility as Chair of Nasdaq’s Board of Directors,” said Adena T. Friedman, CEO and incoming Chair, Nasdaq. “I want to thank Mike for his significant contributions to Nasdaq and for the invaluable guidance he has provided to me. I look forward to the ongoing partnership with Mike and the rest of the Board as we continue to execute on our vision for the company.”

About Nasdaq:

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software, and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

Cautionary Note Regarding Forward-Looking Statements:

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Forward-looking statements can be identified by words such “will,” “believe” and

N E W S R E L E A S E

other words and terms of similar meaning. Such forward-looking statements include, but are not limited to, statements related to the appointment of Adena T. Friedman as Chair of the Board of Directors, the election of Michael R. Splinter as Lead Independent Director and Nasdaq’s business strategy and operations. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These risks and uncertainties are detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Relations Contact:

Will Briganti

(646) 964-8169

william.briganti@nasdaq.com

Investor Relations Contact:

Neil Stratton, CFA

(212) 401-8769

Neil.Stratton@Nasdaq.com

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